Exhibit 10.1 - Letter of Intent:

Gryphon Resources Inc.
1313 East Maple Street, Suite 201-462
Bellingham, Washington 98225

November 30, 2010

CONFIDENTIAL

Noel Cousins
.......

Steven Van Ert
.......

Dear Sirs:

Re:  Cruce Property Option Agreement

Subject to due diligence and legal review of the Option Agreement by all parties, this Letter of Intent will form the basis for and set out the terms and conditions pursuant to which Gryphon Resources Inc. (“Gryphon”) will receive the right to acquire from Noel Cousins and Steven Van Ert up to a  100% undivided interest in and to the Cruce Property (the “Property”) as described in the following staged increments (all dollar figures in US$):

CASH PAYMENTS:

On Signing	$40,000	*
Year 2 (1st anniversary)	$50,000
Year 3	$75,000
Year 4	$100,000
TOTAL:	$265,000

*(Net $33,500 after deduction $6,500 consideration previously paid for exclusivity period)

ANNUAL STOCK PAYMENTS**:

On Signing	100,000 shares
Year 2	100,000 shares
Year 3	200,000 shares
Year 4	200,000 shares
TOTAL:	600,000 shares

**(Restricted common shares in the capital stock of Gryphon Resources Inc.)

ANNUAL WORK EXPENDITURES:

Year 1	$60,000
Year 2	$75,000
Year 3	$100,000
Year 4	$100,000
TOTAL:	$335,000

FINAL ACQUISITION PAYMENT:
Upon completion of a positive feasibility study or on the anniversary date in year 5 (4th anniversary), Gryphon company will receive full rights from Noel Cousins and Steven Van Ert to the Property in return for a final payment of 2,000,000 restricted shares of in the common stock of Gryphon.

RESIDUAL PAYMENTS:
Noel Cousins and Steven Van Ert will receive: a three percent NSR (3%) of the “Net Returns” for all minerals actually produced and sold from the Property. "Net Returns" shall mean the Gross Value received by Gryphon from the sale or other disposition of such other minerals, less all expenses incurred by Gryphon with respect to such minerals after they leave the Property. Additionally, Gryphon will be responsible to pay annually, beginning on the purchase date, the greater of $250,000 minimum royalty payments or the dollar amount of the royalty.

I f the foregoing accurately sets forth your understanding, please so indicate by executing and returning a copy of this letter to our office at fax 604.939.2445 before 5:00pm PST November 30, 2010.

Yours very truly.

GRYPHON RESOURCES INC.

Per:  /s/ Alan Muller
        Alan Muller - President & CEO

ACKNOWLEDGED AND AGREED TO BY NOEL COUSINS, THIS 30th DAY OF NOVEMBER, 2010.

Per:  /s/ Noel Cousins
        Noel Cousins

ACKNOWLEDGED AND AGREED TO BY NOEL COUSINS, THIS 30th DAY OF NOVEMBER, 2010.

Per: /s/ Steven Van Ert
       Steven Van Ert